Exhibit 99.1

Spire Global Announces Preliminary Fourth Quarter and Full Year Fiscal 2021 Results;

Provides First Quarter and Full Year 2022 Guidance

Full Year Revenue at the top end of guidance range

Strong 2022 Outlook based on a December 31, 2021 ending ARR of $70.8 million

VIENNA, VA (March 9, 2022) – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”) a leading provider of space-based data, analytics and space services, today announced preliminary results for its quarter and fiscal year ended December 31, 2021.

“Our strong growth in 2021 revenue, ARR and customer count validates the massive opportunity for Spire,” said Peter Platzer, Spire’s CEO. “We sit in an enviable position among public space companies due to our fully operational, diversified, revenue-generating business that serves about 600 customers. We continue to leverage our technology and innovation to help humanity solve problems on Earth.”

“The fourth quarter was a great way to close out what was an exciting year for Spire, becoming a public company and then shortly thereafter acquiring exactEarth,” said Thomas Krywe, Spire’s CFO. “We also stayed focused on executing against our four growth pillars and we are well positioned to achieve our 2022 targets and continue on our path towards profitability.”

Fourth Quarter and Full Year Fiscal 2021 Highlights

Financial:

•

Fourth quarter 2021 revenue was $15.0 million, an increase of 106% versus that of the prior year period. Excluding the $1.5 million of revenue recognized from exactEarth during the fourth quarter of 2021, revenue for the fourth quarter would have been $13.5 million, an increase of 86% versus that of the prior year period. The exactEarth revenue is lower by $0.3 million from the preliminary results we announced on January 31, 2022 due to a reduction from the treatment required by acquisition accounting.

•

Full year 2021 revenue was $43.4 million, an increase of 52% versus that of the prior fiscal year. Excluding the $1.5 million of revenue recognized from exactEarth during the fourth quarter and fiscal year ending December 31, 2021, full year 2021 revenue would have been $41.9 million, an increase of 47% versus that of the prior fiscal year.

•

As of December 31, 2021, annual recurring revenue (ARR) was $70.8 million, an increase of approximately 96% versus that as of December 31, 2020. Excluding the $18.5 million of ARR contributed by the acquisition of exactEarth, Spire’s December 31, 2021 ARR was $52.3 million, an increase of 44% versus that as of December 31, 2020. Spire’s $52.3 million ARR as of December 31, 2021 exceeded our guidance issued on November 10, 2021 and was an increase of $7.0 million versus that as of September 30, 2021, representing a sequential quarterly increase of 16%.

•

Spire had 255 organic ARR solution customers under contract which exceeded our guidance issued on November 10, 2021, and added 343 from exactEarth, ending the fourth quarter with 598 ARR solution customers, a 288% increase year-over-year.

Business:

•

In Q4 2021, we completed the acquisition of exactEarth and have been focused on the integration of the company into Spire’s Maritime organization. The business integration is proceeding at a rapid pace and is on track to be completed within the next few weeks. The integrated team is excited about the growth opportunity for the combined business in 2022.

•

Spire continued its expansion in the Asia-Pacific market, working with Southern Launch, providing the company with hyper-local weather forecasting for their rocket launch sites across Australia, helping them conduct their business in a safe and efficient manner.

•

Spire won a public bid for the largest Port in Europe, the Port of Rotterdam. Spire will be working with the Port of Rotterdam to assist with increasing port efficiency and improving trade flows thereby aiding the Port of Rotterdam as they move towards their public goal of carbon neutral shipping.

Technology:

•

Geolocation is a new capability that Spire has in-orbit today, with over 40 geolocation-capable satellites. Geolocation aids in identifying illegal RF transmission in geopolitical hot-spots; examples include dark ships in maritime and GPS jamming on land. Spire has developed and demonstrated the capability to geolocate in multiple bands. The company recently won a multi-year, eight figure contract with a large defense contractor for a space services solution to detect and geolocate targeted RF emissions.

Financial Outlook

Spire is providing guidance for its fiscal first quarter ending March 31, 2022, and its fiscal year ending December 31, 2022, as follows:

	Q1 FY22 Guidance	Full Year FY22 Guidance
Revenue (millions)	$16.5 - $17.5	$85.0 - $90.0
Y/Y Growth	70% - 80%	96% - 107%
ARR (millions)	$80.5 - $81.5	$100.0 - $105.0
Y/Y Growth	131% - 133%	41% - 48%
ARR Solution Customers	620 - 630	720 - 740
Non-GAAP Operating Loss (millions)	($15.8) - ($14.8)	($48.3) - ($43.3)
Adjusted EBITDA (millions)	($12.5) - ($11.5)	($34.0) - ($29.0)
Non-GAAP Loss Per Share	($0.14) - ($0.13)	($0.44) - ($0.41)
Basic Weighted Average Shares (millions)	139.1	139.4

The non-GAAP operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled Non-GAAP Financial Measures for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release for its preliminary results for fourth quarter and fiscal year of 2020 and 2021, as well as its outlook for such measures for first quarter and fiscal year of 2022.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating loss, EBITDA, Adjusted EBITDA and non-GAAP loss per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on satellite deorbit and launch failure. Spire excludes loss on satellite deorbit and launch failure because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earned liabilities. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Other expense, net. Spire excludes other expense, net because it includes one-time and other items that do not reflect the underlying operational results of the business.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Spire’s revenues earned during the periods presented and will contribute to Spire’s future period revenues as well.

Other Acquisition Accounting Amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Because this cost has already been incurred and cannot be recovered, and is a non-cash expense, Spire excludes this expense for its internal management reporting processes. Spire’s management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of this asset contributed to Spire’s revenues earned during the periods presented and will contribute to Spire’s future period revenues as well.

Mergers and acquisition related expenses. Spire excludes these expenses as these are associated with transaction costs that are generally one time in nature and not reflective of the underlying operational results of its business.

Other unusual one-time costs. Spire excludes these as these are generally non-recurring items that do not reflect the on-going operational results of its business.

Our additional non-GAAP measures include:

EBITDA. We define EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for loss on satellite deorbit and launch failure, change in fair value of warrant liabilities, change in value of contingent earned liability, other (expense) income, net, stock-based compensation, other acquisition accounting amortization, mergers and acquisition related costs and expenses, and other unusual one-time costs. We believe Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Other Definitions

Annual Recurring Revenue (ARR). We define ARR as our expected annualized revenue from customers that are under contract with us at the end of the reporting period with a binding and renewable agreement for our subscription solutions, or a customer that has a binding multi-year contract that can range from components of our Space Services solution to a project based customer solution. These customers are considered recurring when they have signed a multi-year binding agreement that has a renewable component in the contract or a customer that has multiple contracts that we continue to have under contract over multiple years.

ARR Customers. We define an ARR Customer as an entity that has a contract with us or through our reseller partners contracts, that is either a binding and renewable agreement for our subscription solutions, or a binding multi-year contract as of the measurement date independent of the number of solutions the entity has under contract. All entities that have customer contracts for data trials are excluded from the calculation of ARR Customers. A single organization with separate subsidiaries, segments, or divisions may represent multiple customers, as we treat each entity that is invoiced separately as an individual customer. In cases where customers subscribe to our platform through our reseller partners, each end customer that meets the above definition is counted separately as an ARR Customer.

ARR Solution Customers. We define an ARR Solution Customer similarly to an ARR Customer, but we count every solution the customer has with us separately. As a result, the count of ARR Solution Customers exceeds the count of ARR Customers in each year as some customers contract with us for multiple solutions. Our multiple solutions customers are those customers that are under contract for at least two of our solutions: Maritime, Aviation, Weather, and Space Services.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast is available on Spire’s Investor Relations website at https://ir.spire.com. A replay of the call will be available on the site for three months.

Safe Harbor Statement

The forward-looking statements included in this press release and in the accompanying conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “GAAP to Non-GAAP Reconciliations – Q1 2022 and Fiscal Year 2022 Financial Outlook” section of the tables below, statements about the integration of exactEarth and the growth opportunities of the combined company, statements regarding Spire’s expected cash balance at the end of 2022, statements regarding increasing its ARR Net Revenue Retention Rate, and statements regarding the benefits of its solutions to its customers, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR and revenue, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in periodic reports Spire has filed with the Securities and Exchange Commission, including Spire’s Proxy Statement/Prospectus/Information Statement, which was filed with the Securities and Exchange Commission on July 22, 2021 and Spire’s Quarterly Report on Form 10-Q, which was filed with the SEC on November 10, 2021. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and does not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

About Spire Global, Inc.

Spire is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Glasgow, Luxembourg, Oxfordshire, Cambridge, Ontario, and Singapore. To learn more, visit spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(In thousands, except per share data)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$14,985	$7,269	$43,375	$28,490
Cost of revenue	6,327	2,464	18,720	10,285

Gross profit	8,658	4,805	24,655	18,205

Operating expenses
Research and development	9,702	6,166	31,615	20,751
Sales and marketing	6,018	3,197	20,387	10,279
General and administrative	16,972	3,666	40,479	12,520
Loss on satellite deorbit and launch failure	—	—	—	666

Total operating expenses	32,692	13,029	92,481	44,216

Loss from operations	(24,034)	(8,224)	(67,826)	(26,011)

Other income (expense)
Interest income	17	9	23	54
Interest expense	(3,150)	(2,294)	(11,417)	(6,773)
Change in fair value of contingent earnout liability	65,761	—	67,026	—
Change in fair value of warrant liabilities	21,929	(198)	(1,600)	(198)
Other (expense) income, net	(1,046)	643	(5,021)	824

Total other income (expense), net	83,511	(1,840)	49,011	(6,093)

Income (loss) before income taxes	59,477	(10,064)	(18,815)	(32,104)
Income tax (benefit) provision	(472)	100	497	400

Net income (loss)	$59,949	$(10,164)	$(19,312)	$(32,504)

Net income (loss) per share:
Basic	$0.44	$(0.58)	$(0.31)	$(1.85)

Diluted	$0.38	$(0.58)	$(0.31)	$(1.85)

Weighted-average number of shares:
Basic	135,574,466	17,626,609	62,137,434	17,610,405

Diluted	156,093,671	17,626,609	62,137,434	17,610,405

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$59,949	$(10,164)	$(19,312)	$(32,504)
Other comprehensive income (loss):
Foreign currency translation adjustments	928	(384)	1,719	(354)

Comprehensive income (loss)	$60,877	$(10,548)	$(17,593)	$(32,858)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
(In thousands)	(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$109,256	$15,571
Accounts receivable, net (including allowance for doubtful accounts of $339 and $174 as of December 31, 2021 and 2020, respectively)	10,163	3,738
Contract assets	2,084	853
Other current assets	10,071	2,112

Total current assets	131,574	22,274
Property and equipment, net	48,704	20,458
Goodwill	53,627	—
Customer relationships	24,388	—
Intangible assets, net	19,765	751
Other long-term assets, including restricted cash	12,136	939

Total assets	$290,194	$44,422

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$5,824	$1,775
Accrued wages and benefits	5,646	1,590
Contract liabilities, current portion	8,627	8,110
Other accrued expenses	4,881	1,813

Total current liabilities	24,978	13,288
Long-term debt	51,124	26,645
Contingent earnout liability	11,369	—
Convertible notes payable, net (including related parties of $0 and $7,498 as of December 31, 2021 and 2020, respectively)	—	48,631
Deferred income tax liabilities	777	338
Warrant liability	11,482	4,007
Other long-term liabilities	1,600	249

Total liabilities	101,330	93,158
Commitments and contingencies
Stockholders’ equity (deficit)
Series A preferred stock	—	52,809
Series B preferred stock	—	35,228
Series C preferred stock	—	65,222
Common stock	15	2
Additional paid-in capital	418,575	10,131
Accumulated other comprehensive income (loss)	732	(982)
Accumulated deficit	(230,458)	(211,146)

Total stockholders’ equity (deficit)	188,864	(48,736)

Total liabilities and stockholders’ equity (deficit)	$290,194	$44,422

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020
(In thousands)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(19,312)	$(32,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,509	5,546
Stock-based compensation	11,634	2,160
Accretion on carrying value of convertible notes	2,103	4,490
Amortization of debt issuance costs	3,361	338
Change in fair value of warrant liability	1,600	198
Change in fair value of contingent earnout liability	(67,026)	—
Deferred income tax liabilities	451	133
Loss on extinguishment of debt	2,955	171
Loss on disposal of property and equipment	—	705
Loss on impairment of intangible assets	91	—
Changes in operating assets and liabilities:
Accounts receivable	(5,010)	(429)
Contract assets	(1)	(1,057)
Other current assets	(6,687)	400
Other long-term assets	135	(152)
Accounts payable	2,291	1,106
Accrued wages and benefits	1,751	987
Contract liabilities	161	3,159
Other accrued expenses	2,813	493
Other long-term liabilities	2,208	(517)

Net cash used in operating activities	(57,973)	(14,773)

Cash flows from investing activities
Purchase of property and equipment	(15,421)	(10,314)
Investment in intangible assets	(166)	(101)
Payments made in connection with business acquisition, net	(105,260)	—

Net cash used in investing activities	(120,847)	(10,415)

Cash flows from financing activities
Proceeds from reverse recapitalization and PIPE financing	264,823	—
Payments of transaction costs related to reverse recapitalization	(31,806)	—
Proceeds from long-term debt	70,515	30,937
Proceeds from issuance of convertible notes payable	20,000	550
Payments on redemption of long-term debt	(29,628)	(14,130)
Payments on redemption of warrants	(19,942)	—
Payments of debt issuance costs	(4,717)	(808)
Proceeds from exercise of stock options	1,289	75

Net cash provided by financing activities	270,534	16,624

Effect of foreign currency translation on cash, cash equivalent and restricted cash	1,945	19

Net increase (decrease) in cash, cash equivalents and restricted cash	93,659	(8,545)
Cash, cash equivalents and restricted cash
Beginning of year	15,986	24,531

End of year	$109,645	$15,986

GAAP to Non-GAAP Reconciliations

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2021	2020	2021	2020
Gross profit (GAAP)	$8,658	$4,805	$24,655	$18,205
Adjustments:
Exclude stock-based compensation	357	13	432	39
Exclude amortization of purchased intangibles	304	—	304	—
Exclude other acquisition accounting amortization	60		60

Gross profit (Non-GAAP)	$9,379	$4,818	$25,451	$18,244

Research and development (GAAP)	9,702	6,166	31,615	20,751
Adjustments:
Exclude stock-based compensation	(1,016)	(332)	(2,859)	(1,000)

Research and development (Non-GAAP)	8,686	5,834	28,756	19,751

Sales and marketing (GAAP)	6,018	3,197	20,387	10,279
Adjustments:
Exclude stock-based compensation	(1,029)	(108)	(2,307)	(327)
Exclude amortization of purchased intangibles	(269)	—	(269)	—

Sales and marketing (Non-GAAP)	4,720	3,089	17,811	9,952

General and administrative (GAAP)	16,972	3,666	40,479	12,520
Adjustments:
Exclude stock-based compensation	(2,632)	(256)	(6,036)	(794)
Exclude merger and acquisition related expenses	(5,474)	—	(9,718)	—
Exclude other unusual one-time costs	—	—	(387)	—

General and administrative (Non-GAAP)	8,866	3,410	24,338	11,726

Loss on satellite deorbit and launch failure (GAAP)	—	—	—	666
Adjustments:
Exclude loss on satellite deorbit and launch failure	—	—	—	(666)

Loss on satellite deorbit and launch failure (Non-GAAP)	—	—	—	—

Loss from operations (GAAP)	$(24,034)	$(8,224)	$(67,826)	$(26,011)
Adjustments:
Exclude stock-based compensation	5,034	709	11,634	2,160
Exclude merger and acquisition related expenses	5,474	—	9,718	—
Exclude amortization of purchased intangibles	573	—	573	—
Exclude other acquisition accounting amortization	60	—	60	—
Exclude other unusual one-time costs	—	—	387	—
Exclude loss on satellite deorbit and launch failure	—	—	—	666

Loss from operations (Non-GAAP)	$(12,893)	$(7,515)	$(45,454)	$(23,185)

Net income (loss) (GAAP)	$59,949	$(10,164)	$(19,312)	$(32,504)
Adjustments:
Exclude stock-based compensation	5,034	709	11,634	2,160
Exclude merger and acquisition related expenses	5,474	—	9,718	—
Exclude amortization of purchased intangibles	573	—	573	—
Exclude other acquisition accounting amortization	60	—	60	—
Exclude other unusual one-time costs	—	—	387	—
Exclude loss on satellite deorbit and launch failure	—	—	—	666
Exclude change in fair value of contingent earnout liability	(65,761)	—	(67,026)	—
Exclude change in fair value of warrant liabilities	(21,929)	198	1,600	198
Exclude other income (expense), net	1,046	(643)	5,021	(824)

Net income (loss) (Non-GAAP)	$(15,554)	$(9,900)	$(57,345)	$(30,304)

Net income (loss) per share (GAAP)	$0.38	$(0.58)	$(0.31)	$(1.85)
Conversion from diluted to basic share count (weighted average)	0.06	—	—	—
Exclude stock-based compensation	0.04	0.05	0.18	0.12
Exclude merger and acquisition related expenses	0.04	—	0.16	—
Exclude other unusual one-time costs	—	—	0.01	—
Exclude loss on satellite deorbit and launch failure	—	—	—	0.04
Exclude change in fair value of contingent earnout liability	(0.48)	—	(1.08)	—
Exclude change in fair value of warrant liabilities	(0.16)	0.01	0.02	0.01
Exclude other income (expense), net, amortization of purchased intangibles and other acquisition accounting amortization	0.01	(0.04)	0.09	(0.04)

Net income (loss) per share (Non-GAAP)	$(0.11)	$(0.56)	(0.93)	$(1.72)

Weighted-average number of shares:
Basic	135,574,466	17,626,609	62,137,434	17,610,405

Diluted	156,093,671	17,626,609	62,137,434	17,610,405

Net income (loss) (GAAP)	$59,949	$(10,164)	$(19,312)	$(32,504)
Depreciation and amortization	2,894	1,685	8,509	5,546
Net Interest	3,133	2,285	11,394	6,719
Taxes	(472)	100	497	400

EBITDA	65,504	(6,094)	1,088	(19,839)
Loss on satellite deorbit and launch failure	—	—	—	666
Change in fair value of contingent earnout liability	(65,761)	—	(67,026)	—
Change in fair value of warrant liabilities	(21,929)	198	1,600	198
Other income (expense), net	1,046	(643)	5,021	(824)
Stock-based compensation	5,034	709	11,634	2,160
Mergers and acquisition related expenses	5,474	—	9,718	—
Other unusual one-time costs	—	—	387	—
Other acquisition accounting amortization	60	—	60	—

Adjusted EBITDA	$(10,572)	$(5,830)	$(37,518)	$(17,639)

GAAP to Non-GAAP Reconciliations – Q1 2022 and Fiscal Year 2022 Financial Outlook

	Q1’22 Ranges
(In thousands, except per share data)	Low	High
Revenue	$16,500	$17,500

	Low	High
Income (loss) from operations (GAAP)	$(21,964)	$(20,964)
Adjustments:
Exclude stock based compensation	2,164	2,164
Exclude merger and acquisition related expenses	2,200	2,200
Exclude amortization of purchased intangibles	1,600	1,600
Exclude other acquisition accounting amortization	200	200

Income (loss) from operations (Non-GAAP)	$(15,800)	$(14,800)

	Low	High
Net income (loss) per share (GAAP)	$(0.19)	$(0.18)
Adjustments:
Exclude stock based compensation	0.02	0.02
Exclude merger and acquisition related expenses	0.02	0.02
Exclude purch intangibles and other purch acctg amortization	0.01	0.01

Net income (loss) per share (Non-GAAP)	$(0.14)	$(0.13)

Weighted-average shares used in computing basic and diluted net loss per share	139,097,813	139,097,813

	Low	High
Net income (loss) (GAAP)	$(25,493)	$(24,493)
Depreciation and amortization	5,034	5,034
Net Interest	3,022	3,022
Taxes	421	421

EBITDA	$(17,016)	$(16,016)

Stock-based compensation	2,164	2,164
Mergers and acquisition related expenses	2,152	2,152
Other acquisition accounting amortization	200	200

Adjusted EBITDA	$(12,500)	$(11,500)

	FY 2022 Ranges
	Low	High
Revenue	85,000	90,000

	Low	High
Income (loss) from operations (GAAP)	$(68,386)	$(63,386)
Adjustments:
Exclude stock based compensation	9,051	9,051
Exclude merger and acquisition related expenses	3,660	3,660
Exclude amortization of purchased intangibles	6,646	6,646
Exclude other acquisition accounting amortization	729	729

Income (loss) from operations (Non-GAAP)	$(48,300)	$(43,300)

	Low	High
Net income (loss) per share (GAAP)	$(0.58)	$(0.55)
Adjustments:
Exclude stock based compensation	0.06	0.06
Exclude merger and acquisition related expenses	0.03	0.03
Exclude purch intangibles and other acq acctg amortization	0.05	0.05

Net income (loss) per share (Non-GAAP)	$(0.44)	$(0.41)

Weighted-average shares used in computing basic and diluted net loss per share	139,388,340	139,388,340

	Low	High
Net income (loss) (GAAP)	$(81,663)	$(76,663)
Depreciation and amortization	21,027	21,027
Net Interest	12,089	12,089
Taxes	1,136	1,136

EBITDA	$(47,411)	$(42,411)

Stock-based compensation	9,051	9,051
Mergers and acquisition related expenses	3,660	3,660
Other acquisition accounting amortization	700	700

Adjusted EBITDA	$(34,000)	$(29,000)

Contacts

Hillary Yaffe

Head of Communications

Hillary.Yaffe@spire.com

Eileen Askew

NMN Advisors – Investor Relations

Eileen@nmnadvisors.com